JOINT FILER INFORMATION

Issuer:  LeapFrog Enterprises, Inc. (LF)

Date of Event:  April 28, 2004

 The Designated Filer for this Form 4 is ET Holdings, L.L.C., a Delaware limited company ("ET Holdings").  Each of the following is a Joint Filer with ET Holdings and may be deemed to share indirect beneficial ownership of the securities that are the subject of the attached

Form 4:  Hampstead Associates, L.L.C., a Delaware limited liability company, Mollusk

Holdings, LLC, a California limited liability company ("Mollusk"), Cephalopod Corporation, a

California corporation ("Cephalopod"), Lawrence Investments, LLC, a California limited liability company ("Lawrence"), Lawrence J. Ellison, an individual ("Ellison"), Ridgeview

Associates, LLC, a California limited liability company, Raspberry LLC, a Delaware limited liability company, Lupine LLC, a California limited liability company, Michael R. Milken, an individual, and Lowell J. Milken, an individual (collectively, the "Reporting Persons").  Certain of the securities are owned directly by ET Holdings, Hampstead Associates L.L.C., Michael R.

Milken, Lowell J. Milken and Mollusk as set forth on the attached Form 4.  Except as otherwise indicated, the address of the Reporting Persons is 1250 Fourth Street, Suite 550, Santa Monica,

CA 90401.  The address of Mollusk and Lawrence is c/o Philip B. Simon, 101 Ygnacio Valley

Road, Suite 310, Walnut Creek, CA 94596.  The address of Cephalopod and Ellison is c/o

Carolyn Balkenhol, Oracle Corporation, 500 Oracle Parkway, Redwood Shores, CA 94065.

 The Designated Filer and the Joint Filers each disclaim beneficial ownership of the foregoing securities except to the extent of their respective pecuniary interests therein.

[Signature pages follow]

Page 1 of 2 pages

ET HOLDINGS, L.L.C.,

a Delaware limited liability company

/s/ Stanley E. Maron

By:  Stanley E. Maron

Its:  Assistant Secretary

HAMPSTEAD ASSOCIATES, L.L.C.,

a Delaware limited liability company

By:  RIDGEVIEW ASSOCIATES, LLC,

a California limited liability company

Its:  Manager

/s/ Michael R. Milken

By:  Michael R. Milken

Its:  Manager

MOLLUSK HOLDINGS, LLC,

a California limited liability company

By:  CEPHALOPOD CORPORATION

Its:  Manager

/s/ Philip B. Simon

By:  Philip B. Simon

Its:  President

CEPHALOPOD CORPORATION,

a California Corporation

/s/ Philip B. Simon

By:  Philip B. Simon

Its:  President

LAWRENCE INVESTMENTS, LLC,

a California limited liability company

/s/ Philip B. Simon

By:  Philip B. Simon

Its:  President

RIDGEVIEW ASSOCIATES, LLC,

a California limited liability company

/s/ Michael R. Milken

By:  Michael R. Milken

Its:  Manager

RASPBERRY LLC,

a Delaware limited liability company

/s/ Michael R. Milken

By:  Michael R. Milken

Its:  Manager

LUPINE LLC,

a California limited liability company

/s/ Stanley E. Maron

By:  Stanley E. Maron

Its:  Manager

/s/ Michael R. Milken

Michael R. Milken, an individual

/s/ Lowell J. Milken

Lowell J. Milken, an individual

Lawrence J. Ellison /s/ Philip B. Simon

Lawrence J. Ellison, an individual

by Philip B. Simon his attorney-in-fact

Page2 of 2 pages

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